[Form of Obverse Side of Rights Certificate]

    Certificate No. R-                                  ____ Rights


    NOT EXERCISABLE AFTER APRIL 11, 2006, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE STOCKHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE STOCKHOLDER RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE STOCKHOLDER RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]


                        Rights Certificate

           SOUTHERN JERSEY BANCORP OF DELAWARE, INC.


        This certifies that _____________________________ , or
    registered assigns, is the registered owner of the number of Rights set forth above, each of which entities the owner thereof, subject to the terms, provisions, and conditions of the Amended Stockholder Rights Agreement, dated April 11, 1996 (the "Rights Agreement"), between Southern Jersey Bancorp of Delaware, Inc., a Delaware corporation (the "Company"), and The Farmers and Merchants National Bank of Bridgeton, a national banking association (the "Rights Agent"), to purchase, per Right, from the Company at any time prior to 5:00 p.m. (Bridgeton, New Jersey, time) on April 11, 2006 (provided the Rights have not been redeemed earlier by the Company), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series A Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $90.00 per one one-hundredth of a share (the
    "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of one one-hundredths of a share of Series A Preferred Stock and the Purchase Price thereof are subject to adjustment from time to time as provided in the Rights Agreement. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above and the Purchase Price per share set forth above, are the number and Purchase Price as of April 11, 1996, based on the Preferred Stock as constituted at such date. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Rights Agreement.

        Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person; (ii) a transferee of any such Acquiring Person, Associate, or Affiliate; or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, becomes an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

        As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

        This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Rights Agent, 53 South Laurel Street, Bridgeton, New Jersey 08302, and are also available upon written request to the Company.

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates.

           [Form of Reverse Side of Rights Certificate]

                     FORM OF ELECTION TO PURCHASE

       (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Rights
    Certificate.)


    To: Southern Jersey Bancorp of Delaware, Inc.

        The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such number of Rights (or such other securities of the Company or of any other Person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


    Please insert social security or other identifying number

    _____________________________________________________________
                 (Please print name and address)
    _____________________________________________________________


        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

    Please insert social security or other identifying number

    ______________________________________________________________
                 (Please print name and address)

    _____________________________________________________________

    _____________________________________________________________


    Dated:  ___________________ , ______


                         _____________________________
                           Signature

                          CERTIFICATION

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1)    the Rights evidenced by this Rights Certificate [
      ] are [    ] are not being exercised by or on behalf of a
    Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person;

        (2)    after due inquiry and to the best knowledge of the
    undersigned, I [    ] did [    ] did not acquire the Rights
    evidenced by this Rights Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

    Dated:  ________________ , _______


                         _________________________
                         Signature

    Signature Guaranteed:_____________________


                              NOTICE

        The signature to the foregoing Election to Purchase and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration, enlargement, or any change whatsoever.


                          FORM OF ASSIGNMENT


    (To be executed by the registered holder if such holder
                             desires
       to transfer the Rights represented by this Rights
                        Certificate.)


    FOR VALUE RECEIVED,
    ________________________________________________
    hereby sells, assigns, and transfers unto
    ____________________________________________________________
    ____________________________________________________________
          (Please print name and address of transferee)
    _____________________________________________________________
    the Rights represented by this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint the Rights Agent as Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


    Dated:  _________________ , _______


                      ________________________
                      Signature


    Signature Guaranteed:  _________________________

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

    Please insert social security or other identifying number

    ______________________________________________________________
                 (Please print name and address)

    _____________________________________________________________

    _____________________________________________________________


    Dated:  ______________________ , ________


                         _____________________________
                         Signature


                          CERTIFICATION

        The undersigned hereby certifies by checking the appropriate boxes that

        (1)    this Rights Certificate [    ] is [    ] is not
    being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person;

        (2)    after due inquiry and to the best knowledge of the
    undersigned, I [    ] did [    ] did not acquire the Rights
    evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


    Dated:  _________________ , ______

                         __________________________
                         Signature

    Signature Guaranteed:_________________________

                              NOTICE

       The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration, enlargement, or any change whatsoever.